Exhibit 99.1

Email from Rajiv Ramaswami to Broadcom’ employees on October 12, 2011

All,

The NetLogic integration planning process is well underway and I wanted to provide an update on key activities.

As of today we have made the initial required filings to obtain regulatory clearance.  Three separate filings were necessary. In the U.S., Broadcom and NetLogic completed the HSR (Hart-Scott-Rodino) antitrust filings September 19 and 20. Additional required filings were made in China on October 10 and in Taiwan on October 11. NetLogic has also filed a preliminary proxy statement with the SEC. We are continuing to make progress toward closing and will keep you apprised as we hit key milestones.

We have also established two essential integration teams to spearhead the planning required to bring our companies together – an Integration Steering Committee and an Integration Functional Team –including members from Broadcom and NetLogic. Teams are noted below.

Our guiding principles are to sustain strong product and business momentum, ensure a smooth employee and customer transition, integrate systems and processes as quickly as possible and prepare for Change of Control (CIC) and Go Live.

The team’s efforts will culminate with a full project plan that delivers a seamless integration program over the next 6 to 12 months. As we have previously said, the acquisition is expected to be complete in the first half of 2012.

The integration teams include:

INTEGRATION STEERING COMMITTEE

Broadcom	NetLogic Microsystems

Rajiv Ramaswami, Exec Leader	Ron Jankov, Exec Leader

Eric Brandt, Finance	Mike Tate, Finance/Legal
Terri Timberman, HR Neil Kim, Engineering Ken Venner, Operations

INTEGRATION FUNCTIONAL TEAM

Broadcom	NetLogic Microsystems

Cindy Fiorillo, Team Leader	Mike Tate, Team Leader
Mike Sullivan, Co-Team Leader

John Lenell, R&D and Marketing	Dimitrios Dimitrelis, KBP/PLP Engineering
Nazar Zaidi, CPS Engineering

Pieter Vorenkamp, Ops & Central Engineering	Mo Maghsoudnia, Ops
Dimitrios Dimitrelis, Central Engineering
Nazar Zaidi, Central Engineering

Dan Baines, Sales	Marcia Zander, Sales

Dave Dalesandro, IT	Abe Korgav, IT

Steve Robinson, Corporate Service	Abe Korgav, Corporate Services

Rochelle Matson, HR	Paula Ewanich, HR

DeAnn Work, Legal	Roland Cortes, Legal

Ron Ashpes, Finance	Mike Sullivan, Finance

Stay tuned for more news on Broadcom and NetLogic in the coming weeks.  For ongoing updates you can continue to visit our announcement site. Please feel free to reach out to myself, Cindy, or any of the integration leads with questions.

Rajiv

Cautions Regarding Forward-Looking Statements

All statements included or incorporated by reference in this email, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important risk factors that may cause such a difference for Broadcom in connection with the acquisition of NetLogic Microsystems include, but are not limited to unexpected variations in market growth and demand for multi-core network processor and related technologies, matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory clearances and closing conditions relating to the transaction, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues and charges resulting from purchase accounting adjustments or fair value measurements.

Broadcom’s Annual Report on Form 10-K for the year ended December 31, 2010, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this email speak only as of this date. Broadcom undertakes no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Additional information about the Merger and Where to Find It

In connection with the proposed transaction, NetLogic Microsystems filed a preliminary proxy statement regarding the transaction with the SEC on October 5, 2011, NetLogic Microsystems intends to file a definitive proxy statement and other relevant materials with the SEC. Before making any voting decision with respect to the proposed transaction, stockholders of NetLogic Microsystems are urged to read the definitive proxy statement and other relevant materials because these materials will contain important information about the proposed transaction. The proxy statement and other relevant materials, and any other documents to be filed by NetLogic Microsystems with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from NetLogic Microsystems’ website at www.netlogicmicro.com or by contacting NetLogic Microsystems Investor Relations at: investors@netlogicmicro.com. Investors and security holders of NetLogic Microsystems are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

NetLogic Microsystems and Broadcom and each of their respective executive officers, directors and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from NetLogic Microsystems’s stockholders in favor of the proposed transaction. A list of the names of NetLogic Microsystems’s executive officers and directors and a description of their respective interests in NetLogic Microsystems are set forth in NetLogic Microsystems’s annual report on Form 10-K for the fiscal year ended December 31, 2010, the proxy statement for NetLogic Microsystems’s 2011 Annual Meeting of Stockholders and the proxy statement and other relevant materials filed with the SEC in connection with the merger when they become available. Certain executive officers and directors of NetLogic Microsystems have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction will be described in the proxy statement relating to the merger when it becomes available.  Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Broadcom’s executive officers and directors by reading Broadcom’s proxy statement for its 2011 Annual Meeting of Shareholders.